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EXHIBIT 23-CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Regions Financial Corporation and subsidiaries of our report dated February 9, 1998, except for Note Q as to which the date is February 13, 1998, included in the 1997 Annual Report to Stockholders of Regions Financial Corporation.

We also consent to the incorporation by reference of our report dated February 9, 1998, except for Note Q as to which the date is February 13, 1998, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997 in the following Registration Statements and in the related Prospectuses:

  Form S-8 No. 2-95291 pertaining to the 1983 Stock Option Plan;
  Form S-8 No.33-24370 pertaining to the 1988 Stock Option Plan;
  Form S-8 No. 33-40728 pertaining to the 1991 Long-Term Incentive Plan;
  Form S-8 No. 33-58469 pertaining to the Stock Options Assumed in the acquisition of First Community Bancshares, Inc. and the Stock Options Assumed in the acquisition of Union Bank and Trust Company;
  Form S-8 No. 33-58979 pertaining to the 1991 Long-Term Incentive Plan;
  Form S-3 No. 33-59735 pertaining to the registration of $200,000,000
     Subordinated Debt Securities;
  Form S-8 No.333-05281 pertaining to the Stock Options Assumed in Acquisition of Metro Financial Corporation;
  Form S-8 No. 333-05335 pertaining to the Stock Options Assumed in Combination with First National Bancorp;
  Form S-8 No. 333-10701 pertaining to the Stock Options Assumed in Acquisition of First Gwinnett Bancshares, Inc.;
  Form S-8 No. 333-10683 pertaining to the Stock Options Assumed in Acquisition of Rockdale Community Bank;
  Form S-8 No. 333-21651 pertaining to the Stock Options Assumed in Acquisition of Florida First Bancorp, Inc.;
  Form S-8 No. 333-24265 pertaining to the Regions Financial Corporation Profit
     Sharing Plan;
  Form S-8 No. 333-28091 pertaining to the Stock Options Assumed in Acquisition of First Mercantile National Bank;
  Form S-8 No. 333-28089 pertaining to the Stock Options Assumed in Acquisition of West Carroll Bancshares, Inc.;
  Form S-8 No. 333-29685 pertaining to the Stock Options Assumed in Acquisition of First Bankshares, Inc.;
  Form S-8 No. 333-30643 pertaining to the Stock Options Assumed in Acquisition of The New Iberia Bancorp, Inc.;
  Form S-8 No. 333-43675 pertaining to the Regions Financial Corporation
     Directors' Stock Investment Plan;
  Form S-8 No. 333-43677 pertaining to the Regions Financial Corporation
     Employee Stock Purchase Plan; and
  Form S-8 No. 333-43943 pertaining to the Stock Options Assumed in Acquisition of GF Bancshares, Inc.

/s/ Ernst & Young LLP
Birmingham, Alabama
March 27, 1998